EXHIBIT 99.1

GE Plans to Form Three Public Companies

Focused on Growth Sectors of Aviation, Healthcare, and Energy

Next step in transformation to realize full potential of each business

•	GE Aviation, GE Healthcare, and the combined GE Renewable Energy, GE Power, and GE Digital businesses to become three industry-leading, global, investment-grade public companies
•	GE intends to execute tax-free spin-offs of Healthcare in early 2023 and of the Renewable Energy and Power company in early 2024
•	Builds on significant momentum from strengthened financial position and operating performance
•	GE remains focused on driving operational improvement for sustainable profitable growth in the current portfolio of businesses, leading to high-single-digit free cash flow margins in 2023
•	GE will use proceeds from recently closed GECAS transaction to significantly reduce debt in the near future; remains committed to continued debt reduction along with strategic capital deployment
•	Company to host a call with investors at 8:15 am ET

BOSTON – November 9, 2021 – GE (NYSE:GE) today announced its plan to form three industry-leading, global public companies focused on the growth sectors of aviation, healthcare, and energy, by:

1.	Pursuing a tax-free spin-off of GE Healthcare, creating a pure-play company at the center of precision health in early 2023, in which GE expects to retain a stake of 19.9 percent; and
2.	Combining GE Renewable Energy, GE Power, and GE Digital into one business, positioned to lead the energy transition, and then pursuing a tax-free spin-off of this business in early 2024.
3.	Following these transactions, GE will be an aviation-focused company shaping the future of flight.

As independently run companies, the businesses will be better positioned to deliver long-term growth and create value for customers, investors, and employees, with each benefitting from:

•	Deeper operational focus, accountability, and agility to meet customer needs;
•	Tailored capital allocation decisions in line with distinct strategies and industry-specific dynamics;
•	Strategic and financial flexibility to pursue growth opportunities;
•	Dedicated boards of directors with deep domain expertise;
•	Business- and industry-oriented career opportunities and incentives for employees; and
•	Distinct and compelling investment profiles appealing to broader, deeper investor bases.

GE Chairman and CEO H. Lawrence Culp, Jr. said, “At GE we have always taken immense pride in our purpose of building a world that works. The world demands—and deserves—we bring our best to solve the biggest challenges in flight, healthcare, and energy. By creating three industry-leading, global public companies, each can benefit from greater focus, tailored capital allocation, and strategic flexibility to drive long-term growth and value for customers, investors, and employees. We are putting our technology expertise, leadership, and global reach to work to better serve our customers.”

Culp continued, “Today is a defining moment for GE, and we are ready. Our teams have done exceptional work strengthening our financial position and operating performance, all while deepening our culture of continuous improvement and lean. And we’re not finished—we remain focused on continuing to reduce debt, improve our operational performance, and strategically deploy capital to drive sustainable, profitable growth. We have a responsibility to move with speed to shape the future of flight, deliver precision health, and lead the energy transition. The momentum we have built puts us in a position of strength to take this exciting next step in GE’s transformation and realize the full potential of each of our businesses.”

Meaningful Progress Enabling Next Step in GE’s Transformation

This plan builds on the meaningful momentum that GE has built in recent years.

Stronger Financial Position

•	Focused and de-risked through strategic portfolio actions including recent GECAS transaction, resulting in a simpler, stronger, more focused high-tech industrial company;
•	Expect to achieve greater than $75 billion of gross debt reduction from the end of 2018 through the end of 2021;
•	Stabilized Insurance and mitigated funding risks through capital contributions of $9.4 billion since 2018, investment portfolio actions, improved claims management, and premium increases;
•	Managed pension obligations with discipline, including funding $8.5 billion since 2018 and freezing most pension plans in the U.S. and U.K., and expect no further contributions will be needed through the end of the decade; and
•	Strengthened liquidity and improved cash management, including eliminating on-book factoring, and today announcing plan to eliminate remainder of GE’s off-book factoring.

Stronger Business and Operating Performance

•	Implemented decentralized operating model by moving the center of gravity closer to customers, which enabled stronger customer relationships and operational improvement in GE’s nearly 30 P&Ls;
•	Scaled lean company-wide, driving performance improvements and culture change;
•	Improving operating performance in businesses to drive consistent, sustainable free cash flow, while enhancing transparency and financial flexibility to reinvest in growth opportunities;
•	Strengthened leadership and governance with Board refreshment, numerous leadership appointments, and auditor transition; and
•	Emerging from COVID-19 headwinds, while improving cash generation, playing offense, and investing for growth.

In today’s portfolio of businesses, GE is on track to reduce debt by more than $75 billion by the end of 2021 and is now on track to bring its net-debt-to-EBITDA* ratio to less than 2.5x in 2023. GE will also continue to drive operating improvements for sustainable profitable growth, and the company now expects to achieve high-single-digit free cash flow margins* in 2023. As a result, GE is in a strong position to execute this plan to form three well-capitalized, investment-grade companies. The company and its businesses will continue to serve GE’s partners and customers throughout this transition.

Management

Culp will serve as non-executive chairman of the GE healthcare company upon its spin-off. He will continue to serve as chairman and CEO of GE until the second spin-off, at which point, he will lead the GE aviation-focused company going forward.

Peter Arduini will assume the role of president and CEO of GE Healthcare effective January 1, 2022. Scott Strazik will be the CEO of the combined Renewable Energy, Power, and Digital business while John Slattery continues as CEO of Aviation.

* Non-GAAP measure

2

Three Industry-Leading Global Public Companies1

	Aviation	Healthcare	Renewable Energy and Power
Focus	Helping customers achieve greater efficiency and sustainability and invent the future of flight.	Driving innovation in precision health to address critical patient and clinical challenges.	Supporting customers and communities seeking to provide affordable, reliable, and sustainable power
Differentiated offering	Global leadership in propulsion and systems; most competitive and innovative engine value proposition (efficiency, reliability, lifecycle economics) with youngest and largest commercial fleet and most diversified services portfolio.	At the nexus of most care pathways; leading equipment business complemented by higher-margin services; offering diagnostics, interventional imaging, life care, therapy planning, and digital, with the opportunity for much faster growth.	Offering the world’s most powerful wind turbines; most efficient gas turbines and most powerful steam turbines; technology to modernize and digitize grid and electrical infrastructure; and carbon-free power sources like nuclear, hydro, and hybrids.
Global impact	Powering 2/3 of commercial flights	Serving 1B+ patients, 2B+ procedures/year	Together with our customers, providing 1/3 of the world’s power
Installed base	~37,700 commercial aircraft engines[2] and ~26,500 military aircraft engines	4M+ installations	400+ gigawatts of renewable energy installed, 7,000+ gas turbines

Transaction Details

GE intends to execute the spin-offs of Healthcare in early 2023 and of the Renewable Energy and Power business in early 2024. The respective capital structures, brands, and leadership teams for each independent company will be determined and announced later. Where required to do so, GE will consult with employee representatives in line with its legal obligations before any final decisions are taken.

Through the transition, GE will be able to monetize its stakes in AerCap and Baker Hughes, prioritizing further debt reduction. Each of the three resulting independent companies will be well capitalized with investment-grade ratings.

Following the spin-off transactions, GE will retain other assets and liabilities of GE today, including run-off insurance operations. Upon closing the Healthcare transaction, GE expects to retain a stake of 19.9 percent in the healthcare company to provide capital allocation flexibility. GE also intends that Healthcare will issue debt securities, the proceeds of which will be used to pay down outstanding GE debt. The transactions are not subject to bondholder consent.

The company expects to incur one-time separation, transition, and operational costs of approximately $2 billion and tax costs of less than $0.5 billion, which will depend on specifics of the transaction. The proposed spin-offs of Healthcare and the Renewable Energy and Power business are intended to be tax-free for GE and GE shareholders for U.S. federal income tax purposes.

1 Some steps may be subject to information & consultation with employee representatives where required by law.

2 Including GE and its joint venture partners

3

The transactions are subject to the satisfaction of customary conditions, including final approvals by GE’s Board of Directors, private letter rulings from the Internal Revenue Service and/or tax opinions from counsel, the filing and effectiveness of Form 10 registration statements with the U.S. Securities and Exchange Commission, and satisfactory completion of financing.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as lead legal counsel. Evercore and PJT Partners are the lead financial advisors to GE on the transaction. GE also received legal advice from Gibson, Dunn & Crutcher LLP and financial advice from BofA Securities and Goldman Sachs.

Conference Call and Webcast

GE will host an investor conference call today starting at 8:15am ET to discuss its plans. The call will feature remarks from Chairman and CEO H. Lawrence Culp, Jr., and CFO Carolina Dybeck Happe.

The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE’s website at: www.ge.com/investor. An archived version of the webcast will be available on the website after the call.

Forward-looking Statements

This document contains “forward-looking statements”—that is, statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the ability to effect the transactions described above and to meet the conditions related thereto, (2) potential uncertainty during the pendency of the transactions that could affect GE’s financial performance, (3) the possibility that the transactions will not be completed within the anticipated time period or at all, (4) the possibility that the transactions will not achieve their intended benefits, (5) the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the transactions, (6) uncertainty of the expected financial performance of GE or the separated companies following completion of the transactions, (7) negative effects of the announcement or pendency of the transactions on the market price of GE’s securities and/or on the financial performance of GE, (8) evolving legal, regulatory and tax regimes, (9) changes in general economic and/or industry specific conditions, (10) actions by third parties, including government agencies, and (11) other risk factors as detailed from time to time in GE’s reports filed with the SEC, including GE’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Non-GAAP Financial Measures

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are included in our SEC filings and earnings materials, as applicable.

4

About GE

GE (NYSE:GE) rises to the challenge of building a world that works. For more than 125 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact

Steve Winoker

617.443.3400

swinoker@ge.com

GE Media Contacts

Mary Kate Mullaney

202.304.6514

marykate.nevin@ge.com

Meghan Thurlow

646.682.5605

meghan.thurlow@ge.com

5